SECURITIES AND EXCHANGE COMMISSION

                                        Washington, D.C. 20549


                                               FORM 8-A


                           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                PURSUANT TO SECTION 12(B) OR (G) OF THE
                                  SECURITIES AND EXCHANGE ACT OF 1934


                                    HALLWOOD ENERGY PARTNERS, L.P.
  -------------------------------------------------------------------------
                 (Exact name of registrant as specified in its charter)


                 Delaware                                  84-0987088
  -------------------------------------------------------------------------
  (State of incorporation or organization) (I.R.S. Employer Identification No.)


   4582 South Ulster Street Parkway, Suite 1700, Denver, Colorado       80237
  ------------------------------------------------------------------------------
         (Address of principal executive offices)                    (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:



       Title of each class                    Name of each exchange on which
        to be registered                      each class is to be registered


   Class C Limited Partnership Units                American Stock Exchange



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.                                                     [  ]


If this Form relates to the  registration of a class of debt  securities and is
to become effective simultaneously with the effectiveness  of  a   concurrent
registration  statement  under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.              [  ]

Securities to be registered pursuant to Section 12(g) of the Act:


                                         None
--------------------------------------------------------------------------------
                                   (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


On November 8, 1995 the Board of Directors (the "Board") of Hallwood Energy Corporation as general partner of Hallwood Energy Partners, L.P. (the "Partnership") authorized the issuance of one Class C Unit for each fifteen outstanding Class A and Class B Units. The record date for the unit dividend is December 18, 1995 (the "Record Date"). The Class C Units have a distribution preference of $.25 per quarter, and distributions on the new units will commence for the first quarter of 1996. Class C Units will trade separately from Class A Units. The description and terms of the Class C Units are set forth in the First Amendment to the Third Amended and Restated Agreement of Limited Partnership of the Partnership.


ITEM 2.  EXHIBITS.


1. First Amendment to the Third Amended and Restated Agreement of Limited Partnership of Hallwood Energy Partners, L.P.




                                              SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

        Dated:  December 7, 1995


                                           HALLWOOD ENERGY PARTNERS, L.P.

                                           By:   Hallwood Energy Corporation
                                                 General Partner


                                                 /s/Cathleen M. Osborn
                                            By:---------------------------------
                                                     Cathleen M. Osborn
                                                      Vice President